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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this prospectus supplement of our report dated February 4, 2002 (except with respect to Note 5 as to which the date is February 25, 2002) included in Landry's Restaurants, Inc. Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this prospectus supplement.



Houston, Texas
April 18, 2002